Exhibit 10.1

[Form of Letter Agreement for

NTR Partners LLC, Altamira Ventures I LP, Hendricks Family LLLP, Gilliam

Enterprises LLC, and Sewanee Partners III, L.P.]

                    , 2007

NTR Acquisition Co.

100 Mill Plain Road, Suite 320

Danbury, Connecticut 06811

Re:	Initial Public Offering of

NTR Acquisition Co.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between NTR Acquisition Co., a Delaware corporation (the “Company”) and Citigroup Global Markets Inc. as representative (the “Representative”) of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each composed of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock (the “Warrants”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a securityholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company seeks approval of its stockholders of an Initial Business Combination, the undersigned will vote any IPO Shares owned directly or indirectly by it in favor of the Initial Business Combination. In addition, in connection with the shareholder vote required to approve the Initial Business Combination, the undersigned hereby expressly agrees to vote any Initial Founders’ Shares held by it in accordance with a majority of the shares of common stock voted by holders of IPO shares.

2. In the event that the Company fails to consummate an Initial Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO (the “Registration Statement”), the undersigned will take all reasonable actions within its power to (a) cause the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as reasonably practicable and (b) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (a) and (b) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind (any “Claim”), in or to any distributions of the Trust Account as a result of such distribution, or to any other amounts distributed in connection with a liquidating distribution of the Company with respect to its Initial Founders’ Shares, and hereby waives any Claim the undersigned may have now or in the future as a result of, or arising out of, any contracts or agreements with the Company, and will not seek recourse against the Trust Account for any reason whatsoever; provided that the foregoing shall not apply to any IPO Shares acquired by the undersigned. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account or any other amounts distributed by the Company in connection with a liquidating distribution received by the undersigned in respect of any Initial Founders’ Shares.

3. The undersigned agrees not to sell or transfer any Initial Founders’ Shares that it currently owns or may acquire hereafter for a period of one year from the date of the completion of the Initial Business Combination except to a Permitted Transferee who agrees in writing with the Company to be subject to such transfer restrictions.

4. The undersigned agrees that any Founders’ Warrants that it currently owns or may acquire hereafter and any shares of common stock issuable upon exercise thereof, are subject to the restrictions on transfer set forth in the Warrant Agreement.

5. The undersigned acknowledges and agrees that the Company will not consummate an Initial Business Combination involving a company that is affiliated with the undersigned or any of its affiliates.

6. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept a finder’s fee, consulting fee or any other compensation from the Company for services rendered. Subject to the review and approval of the Company’s Audit Committee, the undersigned shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating an Initial Business Combination.

7. Neither the undersigned nor any affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation or fees from any other entity in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

8. The undersigned represents and warrants that, except as described in the Registration Statement, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by such holder with respect to the sale of the securities pursuant to the Underwriting Agreement or any other arrangements, agreements or understandings by such holder or such director or officer that may affect the Underwriters’ compensation, as determined by the NASD.

9. The undersigned’s NASD questionnaire furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all respects. The undersigned represents and warrants that:

(a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

10.(a) The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement, and hereby consents to being named in the Registration Statement as a securityholder of the Company.

(b) The undersigned represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

11. As used herein, (i) “Initial Business Combination” shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in the energy industry in connection with which the Company will require that a majority of the shares of Common Stock voted by the public stockholders, as such term is used in the Registration Statement, are voted in favor of such acquisition and stockholders owning less than 20% of the IPO Shares exercise their conversion rights; (ii) “Initial Founders’ Shares” shall mean 6,250,000 shares of Common Stock initially purchased by NTR Partners LLC on June 20, 2006; (iii) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the Company’s IPO; (iv) “Founders’ Warrants” shall have the definition set forth in the Warrant Agreement; (v) “Trust Account” shall mean the trust account established under the Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company; (vi) “Permitted Transferee” has the meaning set forth in the Warrant Agreement and (vii) Warrant Agreement means the Amended and Restated Warrant Agreement dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company.

The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s respective successors, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[NTR Partners LLC] [Altamira Ventures I LP][Hendricks Family LLLP][Gilliam Enterprises LLC] [Sewanee Partners III, L.P.]

By:
Name:
Title:

Accepted and agreed:

NTR Acquisition Co.

By:
Name:
Title:

Exhibit A

[NASD Questionnaires Furnished to the Company and the Underwriters]